Exhibit 99.1

Fulgent Genetics Reports First Quarter 2017 Financial Results

•	Revenue grows 54% year over year to $5.3 Million
•	GAAP Income of $0.2 Million, or $0.01 per Share
•	Non-GAAP Income of $0.6 Million, or $0.03 per Share
•	Adjusted EBITDA of $1.2 Million
•	Cash Flow from Operating Activities of $0.7 Million

TEMPLE CITY, CA, May, 8, 2017 —Fulgent Genetics (NASDAQ: FLGT) (“Fulgent” or the “company”) today announced financial results for its first quarter ended March 31, 2017.

First quarter revenue was $5.3 million, an increase of 54% year over year from $3.4 million in the first quarter of 2016. GAAP income for the first quarter of 2017 was $0.2 million, or $0.01 per share, while non-GAAP income, excluding equity-based compensation expense and using a corporate tax rate of 38% for the quarter, was $0.6 million, or $0.03 per share.

Adjusted EBITDA was $1.2 million in the first quarter of 2017. Non-GAAP income and adjusted EBITDA are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), in the accompanying tables.

Ming Hsieh, Chairman and Chief Executive Officer, said, “Although revenue came in below our expectations, we saw strong growth in billable test volume and achieved a number of other accomplishments in the quarter. For instance, we made some notable changes to our sales organization, including hiring a number of senior sales executives.  We believe the sales organization is now properly structured and well-positioned to capture incremental share of the NGS genetic testing market.”

“We were also pleased to announce that our joint venture with Xi Long USA, Inc., a large stockholder of our company, was recently finalized, which we believe will allow us to better address the opportunities for genetic testing in Asia” continued Hsieh. “With this joint venture finalized and our new sales team in place, we look forward to driving growth in the future.”

Paul Kim, Chief Financial Officer, said, “We saw solid growth in billable tests in the quarter, but product mix led to lower than expected revenue. Even with lower than expected revenue levels, our gross margin remains high as a result of our technology platform and operational efficiencies.  Our cost per billable test continued to decline in the quarter, and we anticipate this trend to continue as volumes increase in our business.”

Mr. Kim added, “We will provide updated guidance regarding certain financial measures during our investment community conference call to shortly follow the issuance of this press release.”

Conference Call Information

Fulgent will host an investment community conference call today at 5:00 PM ET (2:00 PM PT) to discuss its first quarter 2017 results. Press and industry analysts are invited to attend in listen-only mode.

The call can be accessed through a live audio webcast in the Investor Relations section of the company’s website, www.fulgentgenetics.com, and through a live conference call by calling (855) 321-9535,

passcode #4012282. An audio replay will be available on the company’s website or by calling (855) 859-2056 using passcode 4012282 through May 15, 2017.

Note Regarding Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP income and adjusted EBITDA, are non-GAAP financial measures. Fulgent believes this information is useful to investors because it provides a basis for measuring Fulgent's available capital resources, the performance of Fulgent's business and Fulgent's cash flow excluding certain non-cash income or expense items that are not directly attributable to its core operating results. Fulgent defines non-GAAP income as income (loss) calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus or minus provisions (benefits) for income taxes, plus equity-based compensation expenses, plus or minus the effect of a corporate tax rate, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. Fulgent defines adjusted EBITDA as GAAP income (loss) plus or minus interest expense (income), plus or minus provisions (benefits) for income taxes, plus depreciation, plus amortization, and plus equity-based compensation expenses. Fulgent expects to continue to incur expenses similar to the non-cash items added to or subtracted from GAAP income (loss) to calculate non-GAAP income and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an inference that these items are unusual, infrequent or non-recurring. Fulgent's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of income (loss) in evaluating the company's operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent may not be comparable to similarly titled metrics reported by other companies.

About Fulgent Genetics

Fulgent is a profitable and rapidly growing technology company with an initial focus on offering comprehensive genetic testing to provide physicians with clinically actionable diagnostic information they can use to improve the overall quality of patient care. The company has developed a proprietary technology platform that integrates sophisticated data comparison and suppression algorithms, adaptive learning software, advanced genetic diagnostics tools and integrated laboratory processes. This platform allows the company to offer a broad and flexible test menu and continually expand and improve its proprietary genetic reference library, while maintaining accessible pricing, high accuracy and competitive turnaround times. The company believes its current test menu, which includes approximately 18,000 single-gene tests and more than 300 pre-established, multi-gene, disease-specific panels, offers more genes for testing than its competitors in today’s market, which enables it to provide expansive options for test customization and clinically actionable results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: anticipated growth of the company’s business or the industry in which it operates, including its ability to capture an increased share of the NGS genetic testing market;

anticipated increases in the company’s billable test volume or revenue; the benefits to be obtained, if any, from the company’s joint venture with Xi Long USA, Inc.; the success of the company’s continued investments in its business, including its growth and restructuring of its sales and marketing organization; the competitive advantages of the company’s technology platform; and the company’s ability to achieve increased operational efficiencies if and to the extent its business continues to grow.

Forward-looking statements represent management’s estimates about future events or circumstances or the company’s future performance and are based on current views and assumptions, which may prove to be incorrect. As a result, matters discussed in any forward-looking statements are subject to risks, uncertainties and changes in circumstances that may cause actual results to differ from those described in or implied by the forward-looking statements. These risks include, among others: the market potential for, and the rate and degree of market adoption of, the company’s tests and genetic testing generally; the company’s ability to continue to develop new tests to keep pace with rapidly changing technology and new and increasing amounts of scientific data; the company’s ability to maintain the low internal costs of its business model; risks associated with the concentration of sales in certain periods to a small number of customers; the company’s ability to grow and diversify its customer base and increase demand from existing customers; the company’s investment in and expansion of its infrastructure, including its sales and marketing organization, and its ability to manage any growth it may experience; the company’s level of success in obtaining coverage and adequate reimbursement from third-party payors for its tests; the company’s level of success in establishing and obtaining the intended benefits from partnerships, joint ventures or other relationships, including its recently established joint venture in Asia; the company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; risks associated with the company’s international operations, including its interest in its joint venture in Asia; the company’s ability to protect its proprietary technology platform; and general industry, economic, political and market conditions. As a result of these risks and uncertainties, undue reliance should not be placed on any forward-looking statements.

The company’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended March 31, 2017, are available on the company’s website and contain more information about the company, its business and the risks affecting its business. The forward-looking statements made in this press release speak only as of the date of this press release, and the company assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations Contacts:

The Blueshirt Group

Nicole Borsje, 415-217-2633, nborsje@blueshirtgroup.com

Chris Danne, 415-217-5865, chris@blueshirtgroup.com

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET DATA
March 31, 2017 and December 31, 2016
(in thousands)

ASSETS:	March 31, 2017 (unaudited)	December 31, 2016
Cash and cash equivalents	$6,734	$7,897
Investments in marketable securities	40,276	38,568
Accounts receivable, net	4,601	4,364
Property and equipment, net	5,894	6,234
Other assets	1,315	977
Total assets	$58,820	$58,040

LIABILITIES & EQUITY:
Accounts payable, accrued liabilities and income taxes payable	$3,524	$3,561
Total stockholders’ equity	55,296	54,479
Total liabilities & equity	$58,820	$58,040

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
Three Months Ended March 31, 2017 and 2016
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2017	2016
Revenue	$5,306	$3,440
Cost of revenue (1)	1,859	1,304
Gross profit	3,447	2,136

Operating expenses:
Research and development (1)	851	561
Selling and marketing (1)	891	301
General and administrative (1)	1,486	1,889
Total operating expenses	3,228	2,751
Operating income (loss)	219	(615)
Interest income and other income (expense)	119	13
Income (loss) before income taxes	338	(602)
Income tax provision	106	-
Income (loss)	$232	$(602)
Basic and diluted income (loss) per common share:
Continuing operations—common stock	$0.01	$(0.05)
Continuing operations:
Weighted average common shares- continuing operations, basic	17,676	$12,077
Weighted average common shares- continuing operations, diluted	18,178	$12,077

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$146	$-
Research and development	211	-
Selling and marketing	69	-
General and administrative	139	1,625
Total equity-based compensation expense	$565	$1,625

FULGENT GENETICS, INC.
Non-GAAP Income Reconciliation
Three Months Ended March 31, 2017 and 2016
(in thousands, except per share data)

	Three months ended	Three months ended
	March 31,	March 31,
	2017	2016
Income (loss)	$232	$(602)
Income tax provision	106	-
Equity-based compensation expense	565	1,625
Non-GAAP Tax effect (1)	(343)	-
Non-GAAP Income	$560	$1,023
Basic and diluted income (loss) per common share:
Basic	$0.01
Diluted	$0.01
Non-GAAP income per common share - continuing operations:
Basic	$0.03
Diluted	$0.03

Continuing operations:
Weighted average common shares- continuing operations, basic	17,676
Weighted average common shares- continuing operations, diluted	18,178

(1) Tax rates as follows:

Corporate tax rate of 38% for three months ended March 31, 2017. For the three months ended March 31, 2016, no tax rate was applied because, at that time, the Company's predecessor was a pass-through entity for tax purposes.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three Months Ended March 31, 2017 and 2016
(in thousands)

	Three months ended	Three months ended
	March 31,	March 31,
	2017	2016
Income (loss)	$232	$(602)
Interest income	(119)	-
Income tax provision	106	-
Equity-based compensation expense	565	1,625
Depreciation and amortization	412	199
Adjusted EBITDA	$1,196	$1,222